EXHIBIT 25

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
☐ Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Wally Jones
U.S. Bank National Association
150 Fourth Avenue North, 2nd Floor
Nashville, TN 37219
(615) 251-0733
(Name, address and telephone number of agent for service)
Capella Healthcare, Inc.
(Issuer with respect to the Securities)

Delaware	20-2767829
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Corporate Center Drive, Suite 200
Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)
9 1/4% Senior Notes due 2017
(Title of the Indenture Securities)

Table of Additional Obligors

State or Other
	Jurisdiction of	I.R.S. Employer
Exact Name of Additional Obligor as Specified in its Charter	Incorporation or	Identification
(or Other Organizational Document), Address, and Phone Number (1)	Organization	Number
Capella Holdings of Oklahoma, LLC	Delaware	20-8308250
Capital Medical Center Holdings, LLC	Delaware	14-1936331
Capital Medical Center Partner, LLC	Delaware	62-1805349
CMCH Holdings LLC	Delaware	26-4088312
Columbia Medical Group — South Pittsburg, Inc.	Tennessee	62-1639105
Columbia Olympia Management, Inc.	Delaware	62-1690140
Cullman County Medical Clinic, Inc.	Alabama	63-1138503
Cullman Hospital Corporation	Alabama	63-1157234
Cullman Surgery Venture Corp.	Delaware	74-3042199
Farmington Clinic Company, LLC	Missouri	20-4795191
Farmington Heart & Vascular Center, LLC	Delaware	27-0888641
Farmington Hospital Corporation	Missouri	20-4795037
Farmington Missouri Hospital Company, LLC	Missouri	20-4795132
Grandview Physician Group, LLC	Tennessee	32-0142836
Hartselle Physicians, Inc.	Alabama	63-1173620
Jacksonville Medical Professional Services, LLC	Delaware	20-5957808
Jacksonville Surgical and Medical Affiliates, LLC	Delaware	26-3311350
Lawton Holdings, LLC	Delaware	26-4088357
Mineral Area Pharmacy and Durable Medical Equipment, LLC	Missouri	20-4890756
Muskogee Holdings, LLC	Delaware	20-4088158
Muskogee Medical and Surgical Associates, LLC	Delaware	26-4445694
Muskogee Physician Group, LLC	Delaware	20-8493666
Muskogee Regional Medical Center, LLC	Delaware	20-8308340
National Healthcare of Decatur Inc.	Delaware	63-0928790
National Healthcare of Hartselle, Inc.	Delaware	63-0928787
National Park Cardiology Services, LLC	Delaware	26-4446655
National Park Family Care, LLC	Delaware	27-4035448
National Park Physician Services, LLC	Delaware	62-1762445
NPMC Holdings, LLC	Delaware	26-4088237
NPMC, Home Health, LLC	Delaware	20-8449844
NPMC, LLC	Delaware	20-4599508
Oregon Healthcorp, LLC	Delaware	62-1769632

State or Other
	Jurisdiction of	I.R.S. Employer
Exact Name of Additional Obligor as Specified in its Charter	Incorporation or	Identification
(or Other Organizational Document), Address, and Phone Number (1)	Organization	Number
Parkway Medical Clinic, Inc.	Alabama	63-1138502
QHG of Jacksonville, Inc.	Alabama	62-1637909
River Park Hospital, Inc.	Tennessee	62-0811451
River Park Hospitalists, LLC	Tennessee	03-0557520
River Park Physician Group, LLC	Delaware	26-3798779
Russellville Holdings, LLC	Delaware	62-1771866
Sequatchie Valley Urology, LLC	Tennessee	32-0142834
Southwestern Emergency Department Physician Services, LLC	Oklahoma	13-4229397
Southwestern Medical Center, LLC	Delaware	62-1757662
Southwestern Neurosurgery Physicians, LLC	Oklahoma	20-1084297
Southwestern Physician Services, LLC	Oklahoma	57-1141094
Southwestern Radiology Affiliates, LLC	Delaware	27-3256164
Southwestern Surgical Affiliates LLC	Delaware	26-3311227
SP Acquisition Corp.	Tennessee	62-1321262
Sparta Hospital Corporation	Tennessee	62-1587742
St. Mary’s Holdings, LLC	Delaware	26-4088270
St. Mary’s Physician Services, LLC	Delaware	62-1769626
St. Mary’s Real Property, LLC	Delaware	62-1762460
Western Washington Healthcare, LLC	Washington	20-1275656
Willamette Valley Clinics, LLC	Delaware	62-1766695
Willamette Valley Medical Center, LLC	Delaware	62-1762552
WPC Holdco, LLC	Delaware	62-1839545

(1)	The address of each additional obligor’s principal executive office is c/o Capella Healthcare, Inc., 501 Corporate Centre Drive, Suite 200, Franklin, Tennessee 37067. The telephone number of each additional registrant is (615) 764-3000.

FORM T-1
Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes
Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2010 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville, State of Tennessee on the 28th of June, 2011.

By:	/s/ Wally Jones
Wally Jones
Vice President

Exhibit 2
Comptroller of the Currency
Administrator of National Banks
Washington, DC 20219
CERTIFICATE OF CORPORATE EXISTENCE
I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:
1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.
2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

IN TESTIMONY WHERE OF, I have

hereunto subscribed my name and caused

my seal of office to be affixed to these

presents at the Treasury Department, in the

City of Washington and District of

Columbia, this September 9, 2010.

-s- John Walsh Acting Comptroller of the Currency

Exhibit 3
Comptroller of the Currency
Administrator of National Banks
Washington, DC 20219
CERTIFICATE OF FIDUCIARY POWERS
I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:
1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.
2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat.668, 12 U.S.C. 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have
hereunto subscribed my name and caused
my seal of office to be affixed to these
presents at the Treasury Department, in the
City of Washington and District of
Columbia, this September 9, 2010.

-s- John Walsh
Acting Comptroller of the Currency

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: June 28, 2011

By:	/s/ Wally Jones
Wally Jones
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2011
($000’s)

3/31/2011
Assets
Cash and Balances Due From Depository Institutions	$13,798,547
Securities	58,784,508
Federal Funds	4,446,250
Loans & Lease Financing Receivables	188,553,195
Fixed Assets	5,071,554
Intangible Assets	13,223,551
Other Assets	22,091,641

Total Assets	$305,969,246

Liabilities
Deposits	$215,206,369
Fed Funds	8,615,219
Treasury Demand Notes	0
Trading Liabilities	579,986
Other Borrowed Money	34,076,282
Acceptances	0
Subordinated Notes and Debentures	7,760,721
Other Liabilities	7,772,817

Total Liabilities	$274,011,394

Equity
Minority Interest in Subsidiaries	$1,761,010
Common and Preferred Stock	18,200
Surplus	14,136,872
Undivided Profits	16,041,770

Total Equity Capital	$31,957,852

Total Liabilities and Equity Capital	$305,969,246